Anchin, Block & Anchin LLP
Accountants & Advisors
1375 Broadway New York, NY 10018
212 840-3456
www.anchin.com




Report of Independent Registered Public Accounting
Firm


To the Shareholders and
Board of Directors of
The Lazard Funds, Inc.

In planning and performing our audit of the financial statements of The Lazard Funds, Inc. (the Fund), which comprise Lazard US Equity Concentrated Portfolio,
Lazard US Strategic Equity Portfolio, Lazard US Mid
Cap Equity Portfolio, Lazard US Small-Mid Cap Equity
Portfolio, Lazard Global Listed Infrastructure Portfolio,
Lazard International Equity Portfolio, Lazard
International Equity Select Portfolio, Lazard
International Strategic Equity Portfolio, Lazard
International Small Cap Equity Portfolio, Lazard
Emerging Markets Equity Portfolio, Lazard Developing
Markets Equity Portfolio, Lazard Emerging Markets
Equity Blend Portfolio, Lazard Emerging Markets Multi-
Strategy Portfolio, Lazard Emerging Markets Debt
Portfolio, Lazard US Realty Income Portfolio, Lazard US
Realty Equity Portfolio, Lazard Global Realty Equity
Portfolio (formerly known as Lazard International Realty
Equity Portfolio), Lazard US Corporate Income Portfolio
(formerly known as Lazard U.S. High Yield Portfolio),
US Short Duration Fixed Income Portfolio (formerly known as Lazard U.S. Municipal Portfolio), Lazard
Global Fixed Income Portfolio, Lazard Capital Allocator
Opportunistic Strategies Portfolio, Lazard Explorer Total
Return Portfolio (commenced operations on June 28,
2013), Lazard Emerging Markets Core Equity Portfolio
(commenced operations on October 31, 2013) and
Lazard Global Equity Select Portfolio (commenced operations on December 31, 2013) as of and for the year or period ended December 31, 2013, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2013.

This report is intended solely for the information and use of management and the Board of Directors of The
Lazard Funds, Inc. and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


Anchin, Block & Anchin LLP



New York, New York
February 28, 2014